UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011

Warner Music Group Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

WMG Acquisition Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	333-121322	68-0576630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Co-Registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 27, 2011, Warner Music Group Corp. (the “Company”), of which each of WMG Holdings Corp. (“WMH Holdings”) and WMG Acquisition Corp. (“WMG Acquisition”), is a wholly-owned subsidiary, announced that WMG Holdings and WMG Acquisition have commenced tender offers to purchase for cash any and all of certain series of their respective outstanding debt securities (collectively, the “Notes”). In conjunction with each tender offer, WMG Acquisition and WMG Holdings are also soliciting consents to the adoption of certain proposed amendments to each of the indentures governing the Notes to, among other things, eliminate substantially all of the restrictive covenants, certain events of default and other related provisions. A copy of the press release announcing the tender offers and the consent solicitations is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release, dated June 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

BY:	/s/ Paul Robinson
Paul Robinson
EVP and General Counsel

Date: June 27, 2011

WMG ACQUISITION CORP.

BY:	/s/ Paul Robinson
Paul Robinson EVP and General Counsel

Date: June 27, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release, dated June 27, 2011.